Exhibit 99.1

FOR IMMEDIATE PUBLICATION

Vistra Receives Approval from Federal Energy Regulatory Commission on Energy Harbor Acquisition

This marks the final regulatory approval needed in the acquisition process

IRVING, Texas — Feb. 19, 2024 — Vistra (NYSE: VST) has now received approval from the Federal Energy Regulatory Commission (FERC) to acquire Energy Harbor.

Vistra announced last March that the purchase of Energy Harbor, which includes a 4,000-megawatt nuclear generation fleet and retail business of ~1 million customers, presents a unique opportunity to accelerate the growth of Vistra’s zero-carbon generation portfolio.

FERC’s approval, which was received Friday afternoon, was the last regulatory approval needed for the companies to close the transaction.

Vistra anticipates closing in the coming weeks.

Media

Meranda Cohn

Media.Relations@vistracorp.com

214-875-8004

Analysts

Eric Micek

Investor@vistracorp.com

214-812-0046

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. With operations in 20 states and the District of Columbia, Vistra combines an innovative, customer-centric approach to retail with safe, reliable, and efficient power generation. Learn more at vistracorp.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

Vistra Press Release

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.